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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 15, 1997


                             UNITED AUTO GROUP, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                     1-12297                   22-3086739
(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
    of incorporation)                                      Identification No.)





                 375 Park Avenue, New York, New York     10152
              (Address of principal executive offices) (Zip Code)



                                 (212) 223-3300
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 5. Other Events.

         On April 15, 1997, United Auto Group, Inc. (the "Company") signed a definitive agreement to acquire Reed-Lallier Chevrolet, Inc., located in Fayetteville, North Carolina, and Gene Reed Chevrolet, Inc. and Michael Chevrolet-Oldsmobile, Inc., located in North Charleston and Summerville, South Carolina, respectively. Each company operates a General Motors Corporation dealership. The aggregate consideration for the acquisitions is approximately $30 million, consisting of approximately $17.0 million in cash and approximately $13.0 million in common stock of the Company, subject to adjustment based on earnings.

         For more information, please see the Company's press release filed as an exhibit hereto, which is incorporated herein by reference.

ITEM 7.  Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired:  N/A

          (b)  Pro Forma Financial Information:  N/A

          (c)  Exhibits:

                99.1 Press Release relating to acquisitions of Reed-Lallier Chevrolet, Inc., Gene Reed Chevrolet, Inc. and Michael Chevrolet- Oldsmobile, Inc., issued April 15, 1997.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            UNITED AUTO GROUP, INC.



DATE: April 21, 1997                        By:/s/ Philip N. Smith, Jr.
                                               ------------------------
                                               Philip N. Smith, Jr.
                                                Vice President, Secretary
                                                and General Counsel



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                                  EXHIBIT INDEX



Exhibit No.      Document

99.1 Press Release relating to the acquisitions of Reed-Lallier Chevrolet, Inc., Gene Reed Chevrolet, Inc. and Michael Chevrolet-Oldsmobile, Inc., issued April 15, 1997.







262393.01